As filed with the Securities and Exchange Commission on August 5, 2026

Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________________
UWM HOLDINGS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)
____________________

Delaware (State or Other Jurisdiction of Incorporation or Organization)	82-2124167 (I.R.S. Employer Identification Number)
585 South Boulevard E
Pontiac, Michigan 48341
(800) 981-8898
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
____________________
Rami Hasani
Executive Vice President, Chief Financial Officer
UWM Holdings Corporation
585 South Boulevard E
Pontiac, Michigan 33487
(800) 981-8898
(Name, address, including zip code, and telephone number, including area code, of agent for service)
____________________
Copies to:
Kara L. MacCullough, Esq.
Greenberg Traurig, P.A.
401 East Las Olas Boulevard, Suite 2000
Fort Lauderdale, Florida 33301
(954) 765-0500
____________________
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Information I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐
____________________

Prospectus
UWM HOLDINGS CORPORATION
CLASS A COMMON STOCK
PREFERRED STOCK
DEPOSITARY SHARES
WARRANTS
SUBSCRIPTION RIGHTS

We may offer from time to time, in one or more offerings, shares of Class A common stock, shares of preferred stock, depositary shares, warrants and subscription rights, together or separately, in one or more classes or series, in amounts, at prices and on terms to be determined at the time of offering. In addition, the selling stockholders as may be named in one or more prospectus supplement may offer and sell shares of Class A common stock, shares of preferred stock and warrants, from time to time in one or more offerings. We will not receive any proceeds from the sale of securities offered by the selling shareholders.
We will provide the specific terms of any securities we actually offer for sale in one or more supplements to this prospectus. A prospectus supplement may also add, change or update information contained in this prospectus.
You should read this prospectus and any applicable prospectus supplement carefully before you purchase any of our securities. THIS PROSPECTUS MAY NOT BE USED TO SELL SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
We may offer and sell the securities directly to you, through agents we select, or through underwriters or dealers we select. For additional information on the method of sale, you should refer to the section entitled “Plan of Distribution.” If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement. The net proceeds we expect to receive from such sales will be set forth in the prospectus supplement.
Our Class A common stock is listed on the New York Stock Exchange (the "NYSE") under the symbol “UWMC”.
Investing in our securities involves certain risks. See “Risk Factors” on page 2 of this prospectus. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
____________________
The date of this prospectus is August 5, 2026.

Table of Contents
Page
About this Prospectus    ii
The Company    1
Risk Factors    2
Special Note Regarding Forward-Looking Statements    3
Selling Stockholders    5
Use of Proceeds    6
Description of Capital Stock    1
Description of Common Stock    1
Description of Preferred Stock    4
Description of Depositary Shares    5
Description of Subscription Rights    9
Description of Warrants    11
Plan of Distribution    16
Legal Matters    18
Experts    19
Where You Can Find More Information; Incorporation By Reference    20

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About this Prospectus
This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the Commission, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we may, from time to time, issue, offer and sell, as applicable, any combination of the securities described in this prospectus in one or more offerings. We or our selling stockholders may use the shelf registration statement to offer and sell an indeterminate amount of Class A common stock, preferred stock, depositary shares, warrants and/or subscription rights. More specific terms of any securities that we or our selling stockholders offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering.
A prospectus supplement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. See “Where You Can Find More Information and Incorporation by Reference.”
We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectus we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any applicable prospectus supplement is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part. Before making an investment decision, you should read, in addition to this prospectus and the registration statement, of which this prospectus is a part, any documents that we incorporate by reference in this prospectus and any applicable prospectus supplement, as referred to under “Where You Can Find More Information and Incorporation by Reference,” and you may obtain copies of those documents as described below.
Unless otherwise indicated or the context otherwise requires, when used in this prospectus and any prospectus supplement, the terms “UWMC” refers to UWM Holdings Corporation, “we,” “our,” and “us” refers to UWM Holdings Corporation and its subsidiaries on a consolidated basis, and "Holdings LLC" means UWM Holdings, LLC, a direct subsidiary of UWMC.

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The Company
We are the largest overall residential mortgage lender in the U.S., by closed loan volume, despite originating mortgage loans exclusively through the wholesale channel. For the last eleven years, including the year ended December 31, 2025, we have also been the largest wholesale mortgage lender in the U.S. by closed loan volume. With a culture of continuous innovation of technology and enhanced client experience, we lead our market by building upon our proprietary and exclusively licensed technology platforms, superior service and focused partnership with the independent mortgage broker community. We originate primarily conforming and government loans across all 50 states and the District of Columbia.
Integral components of our strategy are (i) continuing our leadership position in the growing wholesale channel by investing in technology, including AI, and partnership tools designed to meet the needs of independent mortgage brokers and their customers, (ii) capitalizing on our strategic advantages which include a singular focus on the wholesale channel, that allows us to quickly adapt to market conditions and opportunities, and ample capital and liquidity, (iii) employing our six pillars to drive a unique culture that we believe results in a durable competitive advantage, (iv) originating high quality loans, the vast majority of which are backed directly or indirectly by the federal government, and (v) minimizing market risks and maximizing opportunities in different macroeconomic environments.
We focus primarily on originating conventional, agency-eligible loans that can be sold to Federal National Mortgage Association (“Fannie Mae”), Federal Home Loan Mortgage Corporation (“Freddie Mac”) or transferred to Government National Mortgage Association (“Ginnie Mae”) pools for sale in the secondary market. Our conventional agency-conforming loans meet the general underwriting guidelines established by Fannie Mae and Freddie Mac. Loans that are written under the Federal Housing Administration (“FHA”) program, the U.S. Department of Veteran Affairs (“VA”) program or the U.S. Department of Agriculture (“USDA”) program are guaranteed by the governmental agencies and then transferred to Ginnie Mae pools for sale in the secondary market
Our principal executive offices are located at 585 South Boulevard E, Pontiac, Michigan 48341 and our telephone number is (800) 981-8898. We were founded in 1986 and were incorporated in Delaware on June 12, 2019 and commenced operations as a publicly traded company on January 22, 2021, upon completion of a merger with Gores Holdings IV, Inc.
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Risk Factors
Investing in our securities involves risks. Potential investors are urged to read and consider the risk factors relating to an investment in UWMC described in our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q, filed with the Commission and incorporated by reference in this prospectus. The risks and uncertainties described in these risk factors are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also affect our business operations. A prospectus supplement applicable to each type or series of securities we offer will also contain a discussion of the risks applicable to the particular type of securities we are offering under that prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement.
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Special Note Regarding Forward-Looking Statements
This prospectus and the documents that are incorporated by reference into this prospectus contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements concern expectations, beliefs, projections, plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Specifically, this prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements regarding:
•our financial and operational performance;
•future loan originations;
•our client-based business strategies, business model, strategic initiatives, competitive advantages;
•the impact of interest rate risks on our business;
•the benefits and risks associated with the exchange at any time by SFS Holding Corp., an affiliate of UWMC, of Class B common units of Holdings LLC and shares of our Class D common stock into, at the option of UWMC, either, (a) cash or (b) one share of our Class B common stock;
•the delays or failures to sell or securitize loans in the secondary market and its impact on our financial performance;
•our hedging and risk mitigation strategies, including the natural hedges provided by our originations;
•the timing and impact of our transition to servicing in-house;
•the impacts of defaults on our business;
•the potential impact of technological developments on our operations;
•the impact of new tax laws and regulations on our financial results;
•our accounting policies and the impacts to our agreements and financial results;
•the renewal of our sale and repurchase and other financing agreements upon their maturity;
•the quality of our loan portfolio;
•our ability to increase or decrease the size of our warehouse lines to reflect anticipated increases or decreases in volume;
•macroeconomic conditions that may affect our business and the mortgage industry in general;
•the opportunity to sell our mortgage servicing rights (“MSRs”) and excess servicing;
•the impact of pending litigation on our financial position and the outcome of such litigation;
•the sufficiency of our liquidity;
•our repurchase and indemnification obligations for loans sold to investors and other contractual indemnification obligations; and
•other statements preceded by, followed by or that include the words “may,” “can,” “should,” “will,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

These forward-looking statements reflect our current views about future events and are subject to risks, uncertainties and assumptions. We undertake no obligation to update forward-looking statements to reflect events or circumstances after the date hereof, unless otherwise required by law. We wish to caution readers that certain important factors may have affected and could in the future affect our actual results and could cause actual results to differ significantly from those expressed in any forward-looking statement. The most important factors that could prevent us from achieving our goals, and cause the assumptions underlying forward-looking statements and the
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actual results to differ materially from those expressed in or implied by those forward-looking statements include, but are not limited to, the following:
•our dependence on macroeconomic and U.S. residential real estate market conditions, including changes in U.S. monetary policies that affect interest rates and inflation;
•our reliance on our warehouse and other short-term financing facilities to fund mortgage loans and otherwise operate our business, leveraging of assets under these facilities and the risk of a decrease in the value of the collateral underlying certain of our facilities causing an unanticipated margin call;
•our ability to access, and increase, warehouse lines to meet our anticipated growth;
•the impact of actions taken by the presidential administration, including actions that could adversely impact inflation, interest rates, consumer discretionary income and confidence and home building starts, which could adversely affect our loan origination volume and profitability;
•our ability to sell loans in the secondary market, including to government sponsored enterprises (“GSEs”), and to securitize our loans into mortgage-backed securities through the GSEs and Ginnie Mae, and our ability to sell MSRs in the bulk MSR secondary market;
•our dependence on the GSEs and the risk of changes to these entities and their roles, including, as a result of GSE reform, termination of the GSE's conservatorships or efforts to increase the capital levels of the GSEs;
•changes in the GSEs’, FHA, USDA and VA guidelines or GSE and Ginnie Mae guarantees;
•our ability to comply with all applicable rules and regulations in connection with the launch of our internal servicing platform;
•our dependence on licensed residential mortgage officers or entities, including brokers that arrange for funding of mortgage loans, or banks, credit unions or other entities that use their own funds or warehouse facilities to fund mortgage loans, but in any case do not underwrite or otherwise make the credit decision with regard to such mortgage loans to originate mortgage loans, as well as changes in banking regulations and capital requirements which may impact the availability of warehouse financing or otherwise affect liquidity in the residential mortgage industry;
•our inability to continue to grow, or to effectively manage the growth of, our loan origination volume;
•our ability to continue to attract and retain our independent mortgage broker relationships;
•the occurrence of a data breach or other failure in our cybersecurity or information security systems;
•reliance on third-party software and services in our operations;
•reliance on third-party sub-servicers to service our mortgage loans or our mortgage servicing rights and reliance on partnerships with third parties to support our internal servicing platform;
•the occurrence of data breaches or other cybersecurity failures at our third-party sub-servicers or other vendors;
•intense competition in the mortgage industry;
•our ability to implement and maintain technological innovations in our operations;
•loss of key management;
•our ability to continue to comply with the complex state and federal laws, regulations, guidance and practices applicable to mortgage loan origination and servicing in general, including maintaining the appropriate state licenses, managing the costs and operational risk associated with material changes to such laws, regulations, guidance and practices and the impact of changes in federal and state government administrations on such compliance;
•errors or the ineffectiveness of internal and external models or data we rely on to manage risk and make business decisions;
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•fines or other penalties associated with the conduct of independent mortgage brokers;
•the risk that we are or may become subject to legal actions that if decided adversely, could be detrimental to our business; and
•those risks described in Item 1A - Risk Factors in our Annual Report on Form 10-K, as well as those described from time to time in our other filings with the Commission.

Selling Stockholders
We may register securities covered by this prospectus to permit selling stockholders to resell their securities. We may register securities for resale by selling stockholders by filing a prospectus supplement with the Commission. The prospectus supplement would set forth information about the selling stockholders, including their name, the amount of their securities that will be registered and sold, their beneficial ownership of the securities and their relationship with us.
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Use of Proceeds
Unless otherwise indicated in any applicable prospectus supplement, we intend to use the net proceeds from the sale of securities sold by us under this prospectus and any related prospectus supplement for general corporate purposes.
We will not receive any proceeds from the sale of our securities sold by any selling stockholder. All securities offered by any selling stockholders pursuant to this prospectus and any related prospectus supplement will be sold by the selling stockholders for their own accounts.
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Description of Capital Stock
We may from time to time offer under this prospectus, separately or together:
•shares of Class A common stock;
•shares of preferred stock, which may be represented by depositary shares as described below;
•subscription rights; and
•warrants to purchase shares of (1) Class A common stock; (2) preferred stock; and (3) depositary shares.
We operate through an "Up-C" structure. Our operating business, United Wholesale Mortgage, LLC, is owned by UWM Holdings, LLC, which we refer to as Holdings LLC. UWM Holdings Corporation, or UWMC, manages Holdings LLC and owns all of the outstanding Class A common units of Holdings LLC. SFS Holding Corp., or SFS Corp., owns all of the outstanding Class B common units of Holdings LLC.
The following table summarizes the shares of UWMC capital stock and Holdings LLC interests that are authorized and outstanding as of August 4, 2026:

UWMC Capital Stock
Class of Stock	Authorized Shares	Shares Outstanding
Class A common stock	4,000,000,000	342,349,795
Class B common stock	1,700,000,000	-
Class C common stock	1,700,000,000	-
Class D common stock	1,700,000,000	1,261,862,603
Preferred Stock	100,000,000	-
Holdings LLC Interests
Class of Interest	Authorized Units	Units Outstanding	Owner
Class A Common Units	4,000,000,000	342,349,795	UWMC
Class B Common Units	1,700,000,000	1,261,862,603	SFS Corp
Class C Common Units	1,700,000,000	-
Our Class A common stock and Class B common stock are our economic common stock. These shares have voting rights and the right to receive UWMC dividends and share in any distribution of UWMC assets if UWMC is liquidated. Our Class C common stock and Class D common stock are our non-economic common stock. These shares have voting rights, but they do not have the right to receive UWMC dividends or share in any UWMC liquidation distribution. Each share of non-economic common stock is paired with one common unit in Holdings LLC. That common unit carries the related economic rights at the Holdings LLC level. Class B common units are paired with shares of Class D common stock, and Class C common units are paired with shares of Class C common stock. We refer to these paired securities as Paired Interests. Paired Interests may only be exchanged or transferred together.
SFS Corp. currently holds Class D Paired Interests, consisting of Class B common units and shares of Class D common stock. No Class C common units or shares of Class C common stock are currently outstanding.
Voting Rights

Our Class A common stock, Class B common stock, Class C common stock and Class D common stock vote together as a single class on matters submitted to our common stockholders, unless Delaware law or our amended and restated certificate of incorporation, or our Charter, requires a separate class vote. Class A common stock and Class C common stock have one vote per share. Class B common stock and Class D common stock have ten votes per share. Holders of our common stock do not have cumulative voting rights in director elections. In general, matters submitted to stockholders are approved by a majority of the votes entitled to be cast by stockholders present in person or represented by proxy, voting together as a single class. A separate class vote is required if a proposed action would adversely affect the powers, preferences or special rights of that class, or if applicable law otherwise requires a separate class vote. Amendments to our Charter generally require approval by a majority, and in some cases a supermajority, of the combined voting power of all shares entitled to vote.
Our Charter limits the voting power of any holder of common stock, together with certain related corporations and entities treated as disregarded entities for U.S. federal income tax purposes, to no more than 79% of the voting power of the outstanding shares voting together as a single class on any matter.
Dividend Rights

Holders of Class A common stock and Class B common stock may receive dividends if our board of directors declares them and legally available funds are available. We may not pay a dividend on Class A common stock unless we pay the same amount and type of dividend on Class B common stock, and vice versa, unless the holders of a majority of the outstanding shares of each affected class approve different treatment, with each class voting separately.

Holders of Class C common stock and Class D common stock are not entitled to receive dividends from UWMC.

When our Board declares a dividend on Class A common stock and, if any are outstanding, Class B common stock, our Board, as the manager of Holdings LLC also determines how Holdings LLC will make related distributions. Holdings LLC may distribute amounts only to UWMC, as the owner of the Class A common units, and defer the proportionate amount for the holder of Class B common units until the earlier of a later board determination or the conversion of the Class B common units into shares of Class B common stock or Class A common stock. Alternatively, Holdings LLC may make proportionate distributions at the same time to both UWMC and the holder of the Class B common units.

Liquidation Rights

If UWMC is liquidated, dissolved or wound up, holders of Class A common stock and Class B common stock will share ratably in the assets available for distribution to stockholders. Holders of Class C common stock and Class D common stock will not receive any distribution from UWMC in a liquidation.Our Charter does not provide the holders of Class A common stock, Class B common stock, Class C common stock and Class D common stock with preemptive rights.

Conversion/Exchange/Transfers

A holder may exchange each Paired Interest at any time. At our option, the holder will receive either cash from the proceeds of a private sale or public offering of Class A common stock, or shares of common stock. A Class C Paired Interest may be exchanged for one share of Class A common stock. A Class D Paired Interest may be exchanged for one share of Class B common stock. Each share of Class B common stock may be converted into one share of Class A common stock at any time at the holder’s option. Each share of Class B common stock also automatically converts into one share of Class A common stock if it is transferred by SFS Corp. to anyone other than a Permitted Transferee.

Permitted Transferees generally include SFS Corp. equityholders; certain family members; estate-planning vehicles; entities controlled by, or majority owned by, those persons; certain charitable organizations; persons receiving shares under a qualified domestic relations order; and legal or personal representatives in the event of death or disability, in each case as described in our Charter.

Our Charter also provides that each share of Class B common stock will automatically convert into one share of Class A common stock, and each share of Class D common stock will automatically convert into one share of Class C common stock, when SFS Corp. and its Permitted Transferees together beneficially own less than 10% of our outstanding common stock.

Other Matters

Shares of Class A common stock are not redeemable. Holders of Class A common stock do not have preemptive rights, subscription rights, redemption rights or conversion rights. There are no redemption or sinking fund provisions for the Class A common stock. All outstanding shares of Class A common stock are validly issued, fully paid and non-assessable..

Description of Preferred Stock
Our Charter provides that shares of preferred stock may be issued from time to time in one or more series. Our Board is authorized to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our Board is able, without stockholder approval, to issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Common Stock and could have anti-takeover effects. The ability of our Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management.

The prospectus supplement will specify as to each issuance of preferred stock:

•the maximum number of shares;
•the designation of the shares;
•annual dividend rate, if any, whether the dividend rate is fixed or variable, the date dividends will accrue, the dividend payment dates and whether dividends will be cumulative;
•the price and the terms and conditions for redemption, if any, including redemption at our option or at the option of the holders, including the time period for redemption, and any accumulated dividends or premiums;
•the liquidation preference, if any, and any accumulated dividends upon the liquidation, dissolution or winding up of our affairs;
•any sinking fund or similar provision, and, if so, the terms and provisions relating to the purpose and operation of the fund;
•the terms and conditions, if any, for conversion or exchange of shares into or for any other class or classes of our capital stock or any series of any other class or classes, or into or for any other series of the same class, or any other securities or assets, including the price or the rate of conversion or exchange and the method, if any, of adjustment;
•any preemption rights;
•any restriction on the repurchase or redemption of shares while there is any arrearage in the payment of dividends or sinking fund installments;
•the voting rights; and
•any or all other preferences and relative, participating, optional or other special rights, privileges or qualifications, limitations or restrictions.
Preferred stock will be fully paid and nonassessable upon issuance. The preferred stock or any series of preferred stock may be represented, in whole or in part, by one or more global certificates, which will represent an aggregate number of shares equal to that of the preferred stock represented by the global certificate.

Each global certificate will:

•be registered in the name of a depositary or a nominee of the depositary identified in the prospectus supplement;
•be deposited with such depositary or nominee or a custodian for the depositary; and
•bear a legend regarding any restrictions on exchanges and registration of transfer and any other matters as may be provided for under the certificate of designations.

Description of Depositary Shares
General
The description shown below and in any applicable prospectus supplement of certain provisions of any deposit agreement and of the depositary shares and depositary receipts representing depositary shares does not purport to be complete and is subject to and qualified in its entirety by reference to the forms of deposit agreement and depositary receipts relating to each applicable series of preferred stock. The deposit agreement and the depositary receipts contain the full legal text of the matters described in this section. We will file a copy of those documents with the Commission at or before the time of the offering of the applicable series of preferred stock. This summary also is subject to and qualified by reference to the description of the particular terms of your series of depositary shares described in the applicable prospectus supplement.
We may, at our option, elect to offer fractional interests in shares of preferred stock, rather than shares of preferred stock. If we exercise this option, we will appoint a depositary to issue depositary receipts representing those fractional interests. These receipts are known as depositary shares. Preferred stock of each series represented by depositary shares will be deposited under a separate deposit agreement between us and the depositary. The prospectus supplement relating to a series of depositary shares will show the name and address of the depositary. Subject to the terms of the applicable deposit agreement, each owner of depositary shares will be entitled to all of the dividend, voting, conversion, redemption, liquidation and other rights and preferences of the preferred stock represented by those depositary shares.
Upon surrender of depositary receipts by a holder of depositary shares at the office of the depositary, and upon payment of the charges provided in and subject to the terms of the deposit agreement, the holder of depositary shares is entitled to receive the shares of preferred stock underlying the surrendered depositary receipts.
Dividends and Other Distributions
A depositary will be required to distribute all cash dividends or other cash distributions received in respect of the applicable preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of depositary receipts owned by the holders. Fractions will be rounded down to the nearest whole cent.
If the distribution is other than in cash, a depositary will be required to distribute property received by it to the record holders of depositary receipts entitled thereto, unless the depositary determines that it is not feasible to make the distribution. In that case, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.
No distributions will be made on any depositary shares that represent preferred stock converted or exchanged. The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights offered by us to holders of the preferred stock will be made available to holders of depositary shares. All distributions are subject to obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the depositary.
Withdrawal of Preferred Stock
You may receive the number of whole shares of your series of preferred stock and any money or other property represented by those depositary receipts after surrendering the depositary receipts at the corporate trust office of the depositary. Fractional shares of preferred stock will not be issued. If the depositary shares which you surrender exceed the number of depositary shares that represent the number of whole shares of preferred stock you wish to withdraw, then the depositary will deliver to you at the same time a new depositary receipt evidencing the excess number of depositary shares. Once you have withdrawn your preferred stock, you will not be entitled to re-deposit that preferred stock under the deposit agreement in order to receive depositary shares. We do not expect that there will be any public trading market for withdrawn shares of preferred stock.

Redemption of Depositary Shares
If we redeem a series of the preferred stock underlying the depositary shares, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the series held by the depositary. The depositary will mail notice of redemption not less than 30 and not more than 60 days before the date fixed for redemption to the record holders of the depositary receipts evidencing the depositary shares we are redeeming at their addresses appearing in the depositary’s books. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred stock. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares relating to shares of preferred stock so redeemed. If we are redeeming less than all of the depositary shares, the depositary will select the depositary shares we are redeeming by lot or pro rata as the depositary may determine.
After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed outstanding. All rights of the holders of the depositary shares and the related depositary receipts will cease at that time, except the right to receive the money or other property to which the holders of depositary shares were entitled upon redemption. Receipt of the money or other property is subject to surrender to the depositary of the depositary receipts evidencing the redeemed depositary shares.
Voting of the Preferred Stock
Upon receipt of notice of any meeting at which the holders of the applicable preferred stock are entitled to vote, a depositary will be required to mail the information contained in the notice of meeting to the record holders of the applicable depositary receipts. Each record holder of depositary receipts on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by the holder’s depositary shares. The depositary will try, as practical, to vote the shares as you instruct. We will agree to take all reasonable action that the depositary deems necessary in order to enable it to do so. If you do not instruct the depositary how to vote your shares, the depositary will abstain from voting those shares.
Liquidation Preference
In the event of our liquidation, whether voluntary or involuntary, the holders of each depositary share would be entitled to the fraction of the liquidation preference accorded each share of preferred stock represented by the depositary share, as shown in the applicable prospectus supplement.
Conversion or Exchange of Preferred Stock
The depositary shares will not themselves be convertible into or exchangeable for Class A common stock, preferred stock or any of our other securities or property. Nevertheless, if so specified in the applicable prospectus supplement, the depositary receipts may be surrendered by holders to the applicable depositary with written instructions to it to instruct us to cause conversion of the preferred stock represented by the depositary shares. Similarly, if so specified in the applicable prospectus supplement, we may require you to surrender all of your depositary receipts to the applicable depositary upon our requiring the exchange of the preferred stock represented by the depositary shares into our debt securities. We will agree that, upon receipt of the instruction and any amounts payable in connection with the conversion or exchange, we will cause the conversion or exchange using the same procedures as those provided for delivery of preferred stock to effect the conversion or exchange. If you are converting only a part of the depositary shares, the depositary will issue you a new depositary receipt for any unconverted depositary shares.
Taxation
As owner of depositary shares, you will be treated for U.S. federal income tax purposes as if you were an owner of the series of preferred stock represented by the depositary shares. If necessary, the applicable prospectus supplement will provide a description of U.S. federal income tax consequences relating to the purchase and ownership of the depositary shares and the preferred stock represented by the depositary shares.
Amendment and Termination of a Deposit Agreement
We and the applicable depositary are permitted to amend the provisions of the depositary receipts and the deposit agreement. However, the holders of at least a majority of the applicable depositary shares then outstanding must approve any amendment that adds or increases fees or charges or prejudices an important right of holders. Every holder of an outstanding depositary receipt at the time any amendment becomes effective, by continuing to hold the receipt, will be bound by the applicable deposit agreement as amended.
Any deposit agreement may be terminated by us upon not less than 30 days’ prior written notice to the applicable depositary if a majority of each series of preferred stock affected by the termination consents to the termination. When that occurs, the depositary will be required to deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by the holder, the number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by the depositary receipts, together with any other property held by the depositary with respect to the depositary receipts. In addition, a deposit agreement will automatically terminate if:
•all depositary shares outstanding shall have been redeemed;
•there shall have been a final distribution in respect of the related preferred stock in connection with our liquidation and the distribution shall have been made to the holders of depositary receipts evidencing the depositary shares underlying the preferred stock; or
•each of the shares of related preferred stock shall have been converted or exchanged into securities not represented by depositary shares.
Charges of a Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of a deposit agreement. In addition, we will pay the fees and expenses of a depositary in connection with the initial deposit of the preferred stock and any redemption of preferred stock. However, holders of depositary receipts will pay any transfer or other governmental charges and the fees and expenses of a depositary for any duties the holders request to be performed that are outside of those expressly provided for in the applicable deposit agreement.
Resignation and Removal of Depositary
A depositary may resign at any time by delivering to us notice of its election to do so. In addition, we may at any time remove a depositary. Any resignation or removal will take effect when we appoint a successor depositary and it accepts the appointment. We must appoint a successor depositary within 60 days after delivery of the notice of resignation or removal. A depositary must be a bank or trust company having its principal office in the United States that has a combined capital and surplus of at least $50 million.
Miscellaneous
A depositary will be required to forward to holders of depositary receipts any reports and communications from us that are received by it with respect to the related preferred stock.
Neither a depositary nor we will be liable if it is prevented from or delayed in performing its obligations under a deposit agreement by law or any circumstances beyond its control. Our obligations and those of the depositary under a deposit agreement will be limited to performing their duties in good faith and without gross negligence or willful misconduct. Neither we nor any depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or related preferred stock unless satisfactory indemnity is furnished. We and each depositary will be permitted to rely on written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, by holders of depositary receipts, or by other persons believed in good faith to be competent to give the information, and on documents believed in good faith to be genuine and signed by a proper party.
If a depositary receives conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the depositary shall be entitled to act on the claims, requests or instructions received from us.

Description of Subscription Rights
General
We may issue subscription rights to purchase Class A common stock, preferred stock, depositary shares or warrants to purchase preferred stock, Class A common stock or depositary shares. Each series of subscription rights will be issued under an agreement to between us and a bank or trust company, as subscription rights agent, specified in the applicable prospectus supplement. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to our stockholders, we may enter into a standby underwriting or purchase agreement arrangement with one or more underwriters or parties pursuant to which such underwriters or parties will purchase any offered securities remaining unsubscribed for after such subscription rights offering. In connection with a subscription rights offering to our stockholders, we will distribute certificates evidencing the subscription rights and a prospectus supplement to our stockholders on the record date that we set for receiving subscription rights in such subscription rights offering. The form of rights certificates relating to each series of rights will be filed with the Commission and incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.
The applicable prospectus supplement will describe the terms of any subscription rights in respect of which this prospectus is being delivered, including the following:
•the title of the subscription rights;
•the securities for which the subscription rights will be exercisable;
•the number of securities purchasable upon exercise of the subscription rights;
•the exercise price for the subscription rights;
•the number of the subscription rights issuable to each stockholder;
•the extent to which the subscription rights will be transferable;
•the date on which the right to exercise the subscription rights will commence and the date on which the rights will expire (subject to any extension);
•the extent to which the rights will include an over-subscription privilege with respect to unsubscribed securities;
•the date for determining the stockholders entitled to the rights distributions;
•if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering;
•if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of the subscription rights; and
•any other terms of the subscription rights, including terms, procedures and limitations relating to the exchange and exercise of the subscription rights.
Exercise of Subscription Rights
Each subscription right will entitle the holder of the subscription right to purchase for cash such amount of shares of Class A common stock, preferred stock, depositary shares, warrants or any combination thereof, at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.

Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the shares of Class A common stock, preferred stock, depositary shares or warrants purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements or other purchase agreements,, as set forth in the applicable prospectus supplement.

Description of Warrants
We may issue warrants for the purchase of Class A common stock or preferred stock. Warrants may be issued independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as an agent of ours in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders of the warrants. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement. Copies of the form of warrant agreement and warrant will be filed as exhibits to or incorporated by reference in the registration statement of which this prospectus forms a part, and the following summary is qualified in its entirety by reference to such exhibits.
The applicable prospectus supplement will describe the terms of the warrants, including, where applicable, the following:
•the title of the warrants;
•the aggregate number of warrants;
•the price or prices at which warrants will be issued;
•the designation, terms and number of securities purchasable upon exercise of warrants;
•the designation and terms of the securities, if any, with which warrants are issued and the number of warrants issued with each security;
•the date, if any, on and after which warrants and the related securities will be separately transferable;
•the price at which each security purchasable upon exercise of warrants may be purchased;
•any provisions for changes to or adjustments in the exercise price;
•the date on which the right to exercise the warrants shall commence and the date on which that right shall expire;
•the minimum or maximum amount of warrants which may be exercised at any one time;
•information with respect to book-entry procedures, if any; and
•any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.
As of the date hereof, there were no warrants outstanding.

Certain Anti-Takeover Provisions of the DGCL, our Charter and our Bylaws

Some provisions of the DGCL, our Charter and our Bylaws contain provisions that could make the following transactions more difficult: (i) an acquisition of us by means of a tender offer; (ii) an acquisition of us by means of a proxy contest or otherwise; or (iii) the removal of incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that provide for payment of a premium over the market price for our shares.

These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of our business to first negotiate with our Board. We believe that the benefits of the increased protection of our business’ potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our business outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Delaware Law

We are subject to the provisions of Section 203 regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the time that the person became an interested stockholder unless:

•prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
•upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (i) shares owned by persons who are directors and also officers and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•at or subsequent to such time, the business combination is approved by our Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of the holders of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction or series of transactions together resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. UWMC expects the existence of this provision to have an anti-takeover effect with respect to transactions our Board does not approve in advance. UWMC also anticipates that Section 203 of the DGCL may also discourage attempts that might result in a premium over the market price for the shares of Common Stock held by UWMC’s stockholders.

Our Charter and Bylaws

In addition, our Charter and our Bylaws provide for certain other provisions that may have an anti-takeover effect:

•Capital Structure. Our Charter provides a capital structure where holders of Class B common stock and holders of Class D common stock have ten votes per share (as compared with holders of Class A common stock and holders of Class C common stock, who each have one vote per share); provided, however, that, in no event shall a holder of Common Stock, together with one or more other “includable corporations” (as defined in the Code) of such holder or entities disregarded as separate from such holder for U.S federal income tax purposes, be entitled to vote in excess of 79% of the voting power of the holders of the outstanding shares then voting together as a single class on such matter. As a result of this capital structure, holders of our Class D common stock (SFS Corp. and the SFS equityholders) have a greater ability to control the outcome of matters requiring stockholder approval even when the holders of Class B common stock and Class D common stock own significantly less than a majority of the shares of the outstanding Common Stock, including the election of directors and significant corporate transactions, such as a merger or other sale of our business or our assets. Directors, executive officers, and employees, and their respective affiliates, may have the ability to exercise significant influence over such matters.
•No Cumulative Voting. The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our Charter does not provide for cumulative voting.
•Classified Board. Our Charter and Bylaws provide that our Board (other than those directors, if any, elected by the holders of any outstanding series of preferred stock) is divided into three classes of directors. The existence of a classified Board of directors could discourage a third-party from making a tender offer or otherwise attempting to obtain control of our business as the classification of our Board makes it more time-consuming for stockholders to replace a majority of the directors.
•Directors Removed Only for Cause. Our Charter provides that, from and after the first date following the date on which the voting power of all of the then outstanding shares of Class B common stock and Class D common stock, voting together as a single class, represents less than fifty percent (50%) of the voting power of all of the then outstanding shares of UWMC generally entitled to vote, voting together as a single class (the “Voting Rights Threshold Date”), any director elected by the stockholders generally entitled to vote may only be removed for cause.
•Board of Director Vacancies. Our Charter provides that, with respect to directors elected by the stockholders generally entitled to vote, from and after the Voting Rights Threshold Date, (i) newly created directorships resulting from an increase in the authorized number of directors or any vacancies on our Board resulting from death, resignation, disqualification, removal or other cause will be filled solely and exclusively by a majority of the directors then in office, although less than a quorum, or by the sole remaining director, and (ii) any director so elected will hold office until the expiration of the term of office of the director whom he or she has replaced and until his or her successor is elected and qualified, subject to such director’s earlier death, resignation, disqualification or removal, which prevents stockholders from being able to fill vacancies on our Board.
•Action by Written Consent. Our Charter provides that, from and after the Voting Rights Threshold Date, stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by consent in lieu of a meeting.
•Special Meeting of Stockholders. Our Charter provides that special meetings of stockholders may only be called by (i) the chairperson of our Board, (ii) our Chief Executive Officer or (iii) our Board, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors.
•Supermajority Requirements for Certain Amendments of our Charter and Amendments of our Bylaws. The DGCL generally provides that the affirmative vote of the holders of a majority of the total voting power of the shares entitled to vote is required to amend a corporation’s certificate of incorporation, unless the corporation’s certificate of incorporation requires a greater percentage. Our Charter and Bylaws provide that, from and after the Voting Rights Threshold Date, the affirmative vote of the holders of at least seventy-five percent (75%) in voting power of our then outstanding shares generally entitled to vote will be required to make, alter, amend or repeal our Bylaws and certain provisions of our Charter, including those related to our management and actions by written consent. Such requirement for a super-majority vote to approve certain amendments to our Charter and amendments to our Bylaws could enable a minority of our stockholders to exercise veto power over such amendments.
•Issuance of Common Stock and Undesignated Preferred Stock. Our Board has the authority, without further action by the stockholders, to issue (i) authorized but unissued shares of Common Stock and (ii) up to

100,000,000 shares of undesignated preferred stock, in the case of a series of preferred stock, with rights and preferences, including voting rights, designated from time to time by our Board. The existence of authorized but unissued shares of Common Stock and preferred stock will enable our Board to render more difficult or to discourage an attempt to obtain control of our business by means of a merger, tender offer, proxy contest, or other means.
•Notice Requirements for Stockholder Proposals and Director Nominations. Our Bylaws provide advance notice procedures for stockholders seeking to bring business before the annual meeting of stockholders or to nominate candidates for election as directors at the annual meeting of stockholders. Our Bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might make it more difficult for stockholders to bring matters before the annual meeting.
•Exclusive Forum. Our Charter provides that, unless we consent in writing to the selection of an alternative forum, (i) any derivative action or proceeding brought on behalf of UWMC, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, or employee of ours to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, our Charter or our Bylaws, or (iv) any action asserting a claim governed by the internal affairs doctrine of the State of Delaware, in each case, will be required to be filed in either (x) the Sixth Judicial Circuit, Oakland County, Michigan (or, if the Sixth Judicial Circuit, Oakland County, Michigan lacks jurisdiction over any such action or proceeding, then another state court of the State of Michigan, or if no state court of the State of Michigan has jurisdiction over any such action or proceeding, then the United States District Court for the Eastern District of Michigan) or (y) the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware lacks jurisdiction over any such action or proceeding, then the Superior Court of the State of Delaware, or, if the Superior Court of the State of Delaware lacks jurisdiction then the United States District Court for the District of Delaware). If a stockholder nevertheless seeks to bring a claim (the nature of which is covered by the exclusive forum provisions of our Charter) in a venue other than those designated in such provisions, we would expect to vigorously assert the validity and enforceability of the exclusive forum provisions of our Charter. This may require significant additional costs associated with challenging venue in such other jurisdictions and there can be no assurance that the exclusive forum provisions of our Charter will be enforced by a court in those other jurisdictions.

Limitation on Liability and Indemnification of Directors and Officers

Our Charter limits directors’ liability to the fullest extent permitted under the DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

•for any transaction from which the director derives an improper personal benefit;
•for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•for any unlawful payment of dividends or redemption of shares; or
•for any breach of a director’s duty of loyalty to the corporation or its stockholders.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Delaware law and our Bylaws provide that UWMC will, in certain situations, indemnify its directors and officers and may indemnify other team members and other agents, to the fullest extent permitted by law. Any indemnified person is also entitled, subject to certain limitations, to advancement, direct payment, or reimbursement of reasonable expenses (including attorneys’ fees and disbursements) in advance of the final disposition of the proceeding.

We maintain a directors’ and officers’ insurance policy pursuant to which its directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe these provisions in the our Charter, our Bylaws and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Stock Exchange Listing

Our Class A common stock is listed on the NYSE under the symbol “UWMC”.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Equiniti Trust Company, LLC.

Plan of Distribution
We may sell the securities covered by this prospectus from time to time, in one or more transactions, by a variety of methods, including the following:
•through underwriters or dealers;
•directly to one or more purchasers, including to a limited number of institutional purchasers;
•in “at the market offerings,” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;
•in privately negotiated transactions;
•in a block trade in which a broker/dealer will attempt to sell a block of securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•through agents; or
•through a combination of any of these methods of sale.
We may offer and sell the securities directly to or through underwriting syndicates represented by managing underwriters, to or through underwriters without a syndicate or through dealers or agents. The prospectus supplement with respect to the offered securities will set forth the terms of the offering, including the following:
•the name or names of any underwriters, dealers or agents;
•the purchase price and the proceeds we will receive from the sale;
•any underwriting discounts, agency fees and other items constituting underwriters’ or agents’ compensation;
•the initial public offering price and any discounts or concessions allowed, re-allowed or paid to dealers;
•any securities exchange on which the securities may be listed; and
•any material relationships with the underwriters.
If we are offering shares of our Class A common stock, we may permit those selling stockholders named in any prospectus supplement to participate in the offering. If any selling stockholders are participating in an offering, the prospectus supplement will also include the following:
•the name or names of the selling stockholders;
•the amount of shares to be sold by each selling stockholder and the proceeds from such sales; and
•any additional terms, including lock-up provisions, that may be placed on the participating selling stockholders in connection with their sale of securities in the offering.
If any underwriters are involved in the offer and sale, the securities will be acquired by the underwriters and may be resold by them, either at a fixed public offering price established at the time of offering or from time to time in one or more negotiated transactions or otherwise, at prices related to prevailing market prices determined at the time of sale. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all the securities described in the prospectus supplement if any are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.
We may offer and sell the securities directly or through an agent or agents designated by us from time to time. An agent may sell securities it has purchased from us as principal to other dealers for resale to investors and other purchasers, and may reallow all or any portion of the discount received in connection with the purchase from us to the dealers. After the initial offering of the securities, the offering price (in the case of securities to be resold at a fixed offering price), the concession and the discount may be changed. Any agent participating in the distribution of the securities may be deemed to be an “underwriter,” as that term is defined in the Securities Act, of the securities so offered and sold.
If any underwriters are involved in the offer and sale, they will be permitted to engage in transactions that maintain or otherwise affect the price of the securities. These transactions may include over-allotment transactions, purchases to cover short positions created by the underwriter in connection with the offering and the imposition of penalty bids. If an underwriter creates a short position in the securities in connection with the offering, i.e., if it sells more securities than set forth on the cover page of the applicable prospectus supplement, the underwriter may reduce that short position by purchasing the securities in the open market. In general, purchases of a security to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. As noted above, underwriters may also choose to impose penalty bids on other underwriters and/or selling group members. This means that if underwriters purchase securities on the open market to reduce their short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from those underwriters and/or selling group members who sold such securities as part of the offering.
Neither we nor any underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities. In addition, neither we nor any underwriter make any representation that such underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.
Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification by us against some liabilities, including liabilities under the Securities Act.
The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the applicable prospectus supplement if appropriate.
Unless otherwise indicated in the prospectus supplement, each series of offered securities will be a new issue of securities and, other than the Class A common stock, which is listed on the NYSE, for which there currently is no market. Any underwriters to whom securities are sold for public offering and sale may make a market in such series of securities as permitted by applicable laws and regulations, but such underwriters will not be obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the securities.
Underwriters, agents and dealers may engage in transactions with or perform services, including various investment banking and other services, for us and/or any of our affiliates in the ordinary course of business.

Legal Matters
Certain legal matters relating to the offering will be passed upon for us by, Greenberg Traurig, P.A., Fort Lauderdale, Florida.

Experts
The financial statements of UWM Holdings Corporation incorporated by reference in the Prospectus, and the effectiveness of UWM Holdings Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

Where You Can Find More Information; Incorporation By Reference
We file annual, quarterly and current reports, proxy statements and other information with the Commission. You can review our electronically filed reports, proxy and information statements, and other information regarding us on the Commission’s website at www.sec.gov. The information contained on the Commission’s website is expressly not incorporated by reference into this prospectus.
We are “incorporating by reference” into this prospectus specific documents that we file with the Commission, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Information that we file subsequently with the Commission will automatically update and supersede this information. This prospectus is part of a registration statement filed with the Commission.
We incorporate into this prospectus the following documents that we have previously filed with the Commission (other than any document or portion of any document furnished or deemed furnished and not filed in accordance with the Commission’s rules, including Items 2.02 and 7.01 of Form 8-K and Item 9.01 related thereto):

Commission Filing (File No. 001-16853)	Period Covered or Date of Filing
Annual Report on Form 10-K	Year Ended December 31, 2025
Quarterly Report on Form 10-Q	Quarter Ended March 31, 2026
Current Reports on Form 8-K	March 16, 2026 and June 3, 2026
Information in our Proxy Statement on Schedule 14A for our 2026 Annual Meeting of Stockholders, to the extent incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2025	April 24, 2026
Description of our securities contained in Exhibit 4.6 to the Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, and any amendment or report filed for the purpose of updating such description	May 10, 2022
We are also incorporating by reference all additional documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering, other than any document or portion of any document furnished or deemed furnished and not filed in accordance with the Commission’s rules, including Items 2.02 and 7.01 of Form 8-K and Item 9.01 of Form 8-K related thereto.
We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference into this prospectus but not delivered herewith. We will provide such reports or documents upon written or oral request, at no cost to the requestor. Requests for incorporated reports or documents must be made to:
UWM Holdings Corporation
585 South Boulevard E
Pontiac, MI 48341
Phone: (800) 981-8898
Exhibits to a document will not be provided unless they are specifically incorporated by reference in that document.

Our Commission filings, along with information relating to us and our business is also available on our website at www.uwm.com. The information on our website is expressly not incorporated by reference into, and does not constitute a part of, this prospectus.
You should rely only on the information contained in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus and any prospectus supplement is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.
The information in this prospectus and any prospectus supplement may not contain all of the information that may be important to you. You should read the entire prospectus and any prospectus supplement, as well as the documents incorporated by reference in the prospectus and any prospectus supplement, before making an investment decision.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.    Other Expenses of Issuance and Distribution.
The following table sets forth the estimated expenses, all of which are to be paid by us, in connection with the sale and distribution of the securities being registered, other than underwriting discounts and commissions:

Commission Registration Fee	$	*
Legal Fees and Expenses		**
Accounting Fees and Expenses		**
Printing Expenses		**
FINRA Filing Fees		**
Transfer Agent Fees		**
Miscellaneous		**
Total		**

*    In accordance with Rule 456(b), we are deferring payment of the registration fee for the securities offered under this registration statement.
**    These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.
Item 15.    Indemnification of Directors and Officers.
Our Charter limits our directors’ liability to the fullest extent permitted under the DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:
•    for any transaction from which the director derives an improper personal benefit;
•    for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•    for any unlawful payment of dividends or redemption of shares; or
•    for any breach of a director’s duty of loyalty to the corporation or its stockholders.
If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.
Delaware law and our Bylaws provide that we will, in certain situations, indemnify our directors and officers and may indemnify other team members and other agents, to the fullest extent permitted by law. Any indemnified person is also entitled, subject to certain limitations, to advancement, direct payment, or reimbursement of reasonable expenses (including attorneys’ fees and disbursements) in advance of the final disposition of the proceeding.
We maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe these provisions in our Charter, our Bylaws and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling UWMC pursuant to the foregoing provisions, we have been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.
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Item 16. Exhibits

Exhibit Number	Description
1.1*	Form of Underwriting Agreement

3.1	Amended and Restated Certificate of Incorporation of UWM Holdings Corporation (incorporated by reference to the Company’s Current Report on Form 8-K/A filed on January 25, 2021).

3.2	Amended and Restated Bylaws of UWM Holdings Corporation (incorporated by reference to the Company’s Current Report on Form 8-K/A filed on January 25, 2021).

3.3	Second Amended and Restated Limited Liability Company Agreement of UWM Holdings, LLC. (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on February 9, 2021).

4.1	Specimen Class A common stock Certificate (incorporated by reference to the Company’s Form S-1 filed on December 5, 2019).

4.2	Description of Capital Stock (incorporated by reference to the Company’s Quarterly Report on Form 10-Q filed on May 10, 2022).

4.3
Indenture, dated April 7, 2021, by and between United Wholesale Mortgage, LLC and U.S. Bank National Association, as trustee (incorporated by reference to the Company’s Quarterly Report on Form 10-Q filed on May 13, 2021).

4.4	Form of 5.500% Senior Notes due 2029 (included in Exhibit 4.7) (incorporated by reference to the Company’s Quarterly Report on Form 10-Q filed on May 13, 2021).

4.5
Indenture, dated November 22, 2021, by and between United Wholesale Mortgage, LLC and U.S. Bank National Association, as trustee (incorporated by reference from the Company’s Current Report on Form 8-K filed on November 23, 2021).

4.6	Form of 5.750% Senior Notes due 2027 (included in Exhibit 4.9) (incorporated by reference from the Company’s Current Report on Form 8-K filed on November 23, 2021).

4.7
Indenture, dated December 10, 2024, by and between UWM Holdings, LLC, as issuer, United Wholesale Mortgage, as guarantor, and U.S. Bank Trust Company, National Association, as trustee (incorporated by reference from the Company’s Current Report on Form 8-K filed on December 16, 2024).

4.7	Form of 6.625% Senior Notes due 2030 (included in Exhibit 4.11) (incorporated by reference from the Company’s Current Report on Form 8-K filed on December 16, 2024).

4.8
Indenture, dated September 16, 2025, by and between UWM Holdings, LLC, as issuer, United Wholesale Mortgage, as guarantor, and U.S. Bank Trust Company, National Association, as trustee (incorporated by reference from the Company’s Current Report on Form 8-K filed on September 16, 2025).

4.9	Form of 6.250% Senior Notes due 2031 (included in Exhibit 4.13) (incorporated by reference from the Company’s Current Report on Form 8-K filed on September 16, 2025).

4.10*	Form of Certificate of Designation of Preferred Stock

4.11*	Form of Certificate for Preferred Stock

4.12*	Form of Warrant Agreement

4.13*	Form of Warrant

4.14*	Form of Deposit Agreement

4.15*	Form of Depository Receipt

4.16*	Form of Subscription Rights Certificate

5.1**	Opinion of Greenberg Traurig, P.A.

10.1
Amended and Restated Registration Rights and Lock-Up Agreement, dated January 21, 2021, by and between UWM Holdings Corporation, Gores Sponsor IV LLC, Randall Bort, William Patton, Jeffrey Rea and SFS Holding Corp. (incorporated by reference to the Company’s Current Report on Form 8-K filed on January 22, 2021).

10.2
Tax Receivable Agreement, dated January 21, 2021, by and among SFS Holding Corp. and UWM Holdings Corporation (incorporated by reference to the Company’s Current Report on Form 8-K filed on January 22, 2021).

10.3	UWM Holdings Corporation 2020 Omnibus Incentive Plan (incorporated by reference to the Company’s Current Report on Form 8-K filed on January 22, 2021).

10.4
Lease Agreement, dated June 28, 2017, by and between UWM, as tenant, and Pontiac Center Investment, LLC, as landlord (incorporated by reference to the Company’s Current Report on Form 8-K filed on January 22, 2021).

10.4.1
First Amendment to Lease, dated May 11, 2018, by and between UWM, as tenant, and Pontiac Center Investment, LLC, as landlord (incorporated by reference to the Company’s Current Report on Form 8-K filed on January 22, 2021).

10.4.2
Second Amendment to Lease, dated June 20, 2018, by and between UWM, as tenant, and Pontiac Center Investment, LLC, as landlord (incorporated by reference to the Company’s Current Report on Form 8-K filed on January 22, 2021).

10.4.3
Third Amendment to Lease, dated September 28, 2018, by and between UWM, as tenant, and Pontiac Center Investment, LLC, as landlord (incorporated by reference to the Company’s Current Report on Form 8-K filed on January 22, 2021).

10.4.4
Fourth Amendment to Lease, dated February 21, 2019, by and between UWM, as tenant, and Pontiac Center Investment, LLC, as landlord (incorporated by reference to the Company’s Current Report on Form 8-K filed on January 22, 2021).

10.5
Parking Area Lease Agreement, dated January 1, 2019, by and between UWM, as tenant, and Pontiac Center Parking, LLC, as landlord (incorporated by reference to the Company’s Current Report on Form 8-K filed on January 22, 2021).

10.6
Lease Agreement, dated January 1, 2020, by and between UWM, as tenant, and Pontiac South Boulevard, LLC, as landlord (incorporated by reference to the Company’s Current Report on Form 8-K filed on January 22, 2021).

10.7	Master Repurchase Agreement, dated March 7, 2019, by and between UWM and Jefferies Funding LLC (incorporated by reference to the Company’s Current Report on Form 8-K filed on January 22, 2021).

10.7.1
Omnibus Amendment to Master Repurchase Agreement, dated December 14, 2020, by and between UWM and Jefferies Funding LLC (incorporated by reference to the Company’s Current Report on Form 8-K filed on January 22, 2021).

10.8
Amendment No. 11 to Master Repurchase Agreement, dated December 23, 2020, by and among UWM, United Shore Repo Seller 1 LLC, United Shore Repo Trust 1 and JPMorgan Chase Bank (incorporated by reference to the Company’s Current Report on Form 8-K filed on January 22, 2021).

10.9
Master Repurchase Agreement, dated November 5, 2014, by and between UWM and UBS AG (as successor in interest to UBS BANK USA) (incorporated by reference to the Company’s Current Report on Form 8-K filed on January 22, 2021).

10.9.1
Amendment No. 1 to Master Repurchase Agreement, dated November 4, 2015, by and between UWM and UBS BANK USA (incorporated by reference to the Company’s Current Report on Form 8-K filed on January 22, 2021).

10.9.2
Assignment and Amendment No. 2 to Master Repurchase Agreement, dated August 16, 2016, by and among UWM, UBS Bank USA, and UBS AG (incorporated by reference to the Company’s Current Report on Form 8-K filed on January 22, 2021).

10.9.3	Amendment No. 3 to Master Repurchase Agreement, dated November 2, 2016, by and between UWM and UBS AG (incorporated by reference to the Company’s Current Report on Form 8-K filed on January 22, 2021).

10.9.4	Amendment No. 4 to Master Repurchase Agreement, dated January 2, 2018, by and between UWM and UBS AG (incorporated by reference to the Company’s Current Report on Form 8-K filed on January 22, 2021).

10.9.5	Amendment No. 5 to Master Repurchase Agreement, dated May 30, 2018, by and between UWM and UBS AG (incorporated by reference to the Company’s Current Report on Form 8-K filed on January 22, 2021).

10.9.6	Amendment No. 6 to Master Repurchase Agreement, dated January 14, 2019, by and between UWM and UBS AG (incorporated by reference to the Company’s Current Report on Form 8-K filed on January 22, 2021).

10.9.7
Amendment No. 7 to Master Repurchase Agreement, dated February 21, 2019, by and between UWM and UBS AG (incorporated by reference to the Company’s Current Report on Form 8-K filed on January 22, 2021).

10.9.8	Amendment No. 8 to Master Repurchase Agreement, dated January 13, 2020, by and between UWM and UBS AG (incorporated by reference to the Company’s Current Report on Form 8-K filed on January 22, 2021).

10.9.9	Amendment No. 9 to Master Repurchase Agreement, dated April 15, 2020, by and between UWM and UBS AG (incorporated by reference to the Company’s Current Report on Form 8-K filed on January 22, 2021).

10.9.10	Amendment No. 10 to Master Repurchase Agreement, dated August 3, 2020, by and between UWM and UBS AG (incorporated by reference to the Company’s Current Report on Form 8-K filed on January 22, 2021).

10.9.11
Amendment No. 11 to Master Repurchase Agreement and Amendment No. 24 to Pricing Letter, dated December 14, 2020, by and between UWM and UBS AG (incorporated by reference to the Company’s Current Report on Form 8-K filed on January 22, 2021).

10.9.12	Amendment No. 18 to Master Repurchase Agreement, dated October 1, 2024, by and between UWM and UBS AG (incorporated by reference to the Company’s Current Report on Form 8-K filed on January 22, 2021)

10.10
Lease Agreement, dated as of January 1, 2021, by and between Pontiac Center East, LLC and United Wholesale Mortgage, LLC (incorporated by reference to the Company’s Current Report on Form 8-K filed on January 22, 2021).

10.10.1
Amendment to Lease Agreement dated August 12, 2021 by and between Pontiac Center East LLC and United Wholesale Mortgage, LLC. (incorporated by reference to of the Company’s Quarterly Report on Form 10-Q filed on November 9, 2021).

10.11
Master Repurchase Agreement, dated as of April 23, 2021, by and among Goldman Sachs Bank USA, A National Banking Institution, United Shore Repo Seller 4 LLC, and United Wholesale Mortgage, LLC (incorporated by reference to the Company’s Quarterly Report on Form 10-Q filed on May 13, 2021).

10.13
Master Repurchase Agreement, dated as of October 30, 2021, by and among United Shore Financial Services, LLC, United Shore Repo Seller 3 LLC and Citibank, N.A., as amended by the Amendment, dated as of May 26, 2021, by and among Citibank, N.A., UWM, and United Shore Repo Seller 3 LLC (incorporated by reference to the Company’s Current Report on Form 8-K filed on March 31, 2021).

10.14	Amended and Restated Master Purchase Agreement, dated as of February 24, 2021, by and among UWM, United Shore Repo Seller 2 LLC and Bank of America, N.A.

10.15	Form of UWM Holdings Corporation Restricted Stock Unit Agreement (incorporated by reference from the Company’s Annual Report on Form 10-K filed on March 1, 2022)

10.16
Revolving Credit Agreement, dated August 8, 2022, between United Wholesale Mortgage, LLC, as borrower, and SFS Holding Corp., as lender (incorporated by reference from the Company’s Quarterly Report on Form 10-Q filed on August 9, 2022).

10.16.1
Amendment No. 1 to the Revolving Credit Agreement, dated as of September 8, 2025, between United Wholesale Mortgage, LLC, as borrower, and SFS Holding Corp., as lender (incorporated by reference from the Company’s Quarterly Report on Form 10-Q filed on November 6, 2025).

10.17
Amended and Restated Loan and Security Agreement, dated September 30, 2022, between United Wholesale Mortgage, LLC, as borrower, and Citibank, N.A., as lender (incorporated by reference from the Company’s Current Report on Form 8-K filed on October 4, 2022).

10.18.1
Amendment No. 1 to the Amended and Restated Loan and Security Agreement, dated January 20, 2023, between United Wholesale Mortgage, LLC and Citibank, N.A. (incorporated by reference from the Company’s Annual Report on Form 10-K filed on March 1, 2023).

10.18.2
Amendment No. 6 to the Amended and Restated Loan and Security Agreement, dated June 27, 2024, between United Wholesale Mortgage, LLC and Citibank, N.A. (incorporated by reference from the Company’s Quarterly Report on Form 10-Q filed on August 6, 2024)

10.19
Credit Agreement, dated March 20, 2023, between United Wholesale Mortgage, LLC, as borrower, and Goldman Sachs Bank USA, as administrative agent, and the lenders from time to time party thereto (incorporated by reference from the Company’s Current Report on Form 8-K filed March 22, 2023).

10.19.1
First Amendment to Credit Agreement, dated March 20, 2024, between United Wholesale Mortgage, LLC, as borrower, and Goldman Sachs Bank USA, as administrative agent, and the lenders from time to time party thereto (incorporated by reference from the Company’s Quarterly Report on Form 10-Q filed on May 9, 2024).

10.20
Master Repurchase Agreement and Securities Contract, conformed through Amendment No. 7, dated May 25, 2023, between United Wholesale Mortgage, LLC, as seller, and Bank of Montreal, as buyer (incorporated by reference from the Company’s Quarterly Report on Form 10-Q filed November 8, 2023).

10.20.1
Amended and Restated Master Purchase Agreement and Securities Contract, conformed through Amendment No. 8, dated January 30, 2025, between United Wholesale Mortgage, LLC, as seller, and Bank of Montreal, as buyer.

10.22	Form of 2024 UWM Holdings Corporation Restricted Stock Unit Agreement (incorporated by reference from the Company's Annual Report of Form 10-K filed on February 26, 2025.)

10.23
Side Letter Agreement, dated as of September 8, 2025, between UWM Holdings, LLC and SFS Holding Corp. (incorporated by reference from the Company’s Quarterly Report on Form 10-Q filed on November 6, 2025).

23.1**	Consent of Deloitte & Touche LLP, independent registered certified public accounting firm

23.2**	Consent of Greenberg Traurig, P.A. (included in Exhibit 5.1)

24.1**	Power of Attorney of certain directors and officers of UWMC (set forth on the signature page of this registration statement)

101.0**	Interactive Data File.

107.0**	Filing Fee Table

*	To be filed, if necessary, with a Current Report on Form 8-K or a Post-Effective Amendment to the registration statement.
**	Filed herewith

Item 17.    Undertakings.
The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
provided, however, that the undertakings set forth in subparagraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such
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securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6) That, for the purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 of the registration statement, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person, in connection with the securities being registered, the registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
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SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pontiac, State of Michigan, on August 5, 2026.

UWM HOLDINGS CORPORATION By: /s/ Mat Ishbia Mat Ishbia Chairman, Chief Executive Officer and President

Each person whose signature appears below hereby constitutes and appoints Mat Ishbia and Rami Hasani, and each of them, with full power to act without the other, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments and supplements to this registration statement, including post-effective amendments, and any additional registration statement pursuant to Rule 462(b) and Rule 462(e) under the Securities Act of 1933 and other instruments necessary or appropriate in connection therewith, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary or desirable to be done, and to take or cause to be taken any and all such further actions in connection with such registration statement as such attorneys-in-fact and agents, in each of their sole discretion, deems necessary or appropriate, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Mat Ishbia	Chairman, Chief Executive Officer and President (Principal Executive Officer)	August 5, 2026
Mat Ishbia
/s/ Rami Hasani	Chief Financial Officer (Principal Financial Officer)	August 5, 2026
Rami Hasani
/s/ Stacey Coopes	Director	August 5, 2026
Stacey Coopes
/s/ Kelly Czubak	Director	August 5, 2026
Kelly Czubak
/s/ Alex Elezaj	Director	August 5, 2026
Alex Elezaj
/s/ Jeffery A. Ishbia	Director	August 5, 2026
Jeffery A. Ishbia
/s/ Justin Ishbia	Director	August 5, 2026
Justin Ishbia
/s/ Laura Lawson	Director	August 5, 2026
Laura Lawson
/s/ Isiah Thomas	Director	August 5, 2026
Isiah Thomas
/s/ Robert Verdun	Director	August 5, 2026
Robert Verdun
/s/ Melinda Wilner	Director	August 5, 2026
Melinda Wilner